UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2008

CREDIT ACCEPTANCE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25505 West Twelve Mile Road, Southfield, Michigan		48034-8339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-353-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2008, the Compensation Committee of the Board of Directors of Credit Acceptance Corporation (the "Company") approved awards of 22,500 and 10,000 restricted stock units to Mr. Kenneth S. Booth, Chief Financial Officer, and Mr. Michael W. Knoblauch, Senior Vice President – Loan Servicing, respectively. Each restricted stock unit represents and has a value equal to one share of common stock of the Company. The restricted stock units will be earned over a five year period from 2009 through 2013 based upon the annual increase in the Company’s adjusted economic profit. Any earned shares will be distributed to Mr. Booth and Mr. Knoblauch on February 22, 2016. The agreements are attached as Exhibits 10 (q) (7) and 10 (q) (8) and incorporated herein by reference.

Mr. Booth and Mr. Knoblauch will remain eligible to receive both non-equity and equity incentive compensation for 2008 performance under the incentive compensation plan disclosed in our definitive proxy statement filed on April 10, 2008. However, as a result of these grants, Mr. Booth and Mr. Knoblauch will not be eligible for equity incentive compensation under this plan for the five year performance period from 2009 through 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10 (q) (7) Restricted Stock Unit Award Agreement for Mr. Kenneth S. Booth.
10 (q) (8) Restricted Stock Unit Award Agreement for Mr. Michael W. Knoblauch.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

November 19, 2008	By:	/s/ Kenneth S. Booth

Name: Kenneth S. Booth
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.(q)(7)	Restricted Stock Unit Award Agreement for Mr. Kenneth S. Booth.
10.(q)(8)	Restricted Stock Unit Award Agreement for Mr. Michael W. Knoblauch.